THRIVENT CASH MANAGEMENT TRUST

Form N-SAR for

Fiscal Period Ended 4-30-2013

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING

THRIVENT CASH MANAGEMENT TRUST

Transactions Effected Pursuant to Rule 10f-3

For the six months period ending April 30, 2013

Fund	Trade Date	CUSIP	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
NONE